                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                      Pursuant to Section 13 or 15d of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 2, 2004



                          WILMINGTON TRUST CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


                         Commission File Number 1-14659

            Delaware                                     51-0328154
   ----------------------------             ------------------------------------
   (State or other jurisdiction             (IRS Employer Identification Number)
        of incorporation)

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware                                         19890
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (302) 651-1000


--------------------------------------------------------------------------------
         (Former names of former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 2, 2004, GTBA Holdings, Inc., a wholly-owned subsidiary of Wilmington Trust Corporation ("Holdings"), entered into an agreement with Grant, Tani, Barash & Altman, Inc., a business management firm headquartered in Beverly Hills, California ("GTBA"), and its principals. Under this agreement, a new entity, Grant Tani Barash & Altman, LLC (the "LLC"), will assume GTBA's business management services business. GTBA performs business management services for its clients, including bookkeeping, cash flow management, budgeting, tax preparation, tax planning, insurance consultation and other services. The firm has a staff of approximately 40 employees.

Closing is subject to the satisfaction of several customary conditions. At closing, Holdings will become the owner of 90% of the LLC, with the balance of the ownership being retained by GTBA's current owners. Holdings and the other owners will be able to purchase additional ownership interests in the LLC from an owner upon the occurrence of a number of specified events, including the termination of employment, death, disability or retirement of the owner.

The LLC will be managed by a board of five managers. Initially, the board will consist of three people designated by Holdings and two people designated by GTBA.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WILMINGTON TRUST CORPORATION




Dated: April 5, 2004
                               By:       /s/ David R. Gibson
                                        ----------------------------
                               Name:    David R. Gibson,
                                        Title: Executive Vice President
                                        and Chief Financial Officer




                                        (Authorized Officer and Principal
                                         Financial Officer)